SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2012

NOVA NATURAL RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction Of incorporation)	0-15078 (Commission File No.)	84-1227328 (I.R.S. Employer Identification No.)

Suite 300, 5734 Yonge Street, North York, Ontario M2M 4E7
(Address of principal executive offices) (Zip Code)

(416) 222-5501
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Andrew Galloway Joins Company; New Premises Leased;  Stock Options Granted.

The Board of Directors (the “Board”) of Nova Natural Resources Corporation (the “Company”) is pleased to announce the recent hiring of Mr. Andrew Galloway by the Company as Executive Vice-President Outpatient and Aftercare, Addiction Treatment Services.  Mr. Galloway becomes an employee starting April 1, 2012.   Mr. Galloway is an addiction councilor in Toronto, Ontario and  is a frequently used interventionist on the television program “Intervention Canada”.  During the Calendar year 2011 Mr. Galloway played a major role in the successful launch of the Company’s addiction treatment center in Bala, Ontario.    Mr. Galloway and the Company were each  separately in the process of setting up an intensive outpatient program and aftercare program in the City of Toronto during 2011.  It became increasingly more desirable by both the Company and Mr. Galloway to create only one program together.   This interest led to discussions between Mr. Galloway and the Company that have now resulted in a signed agreement that makes Mr. Galloway an employee of the Company.

The Company has now secured a lease on new premises in downtown Toronto’s Yorkville area and will be operating the intensive outpatient and aftercare clinic from those premises starting April 1, 2012.    This will be a standalone clinic that will work in conjunction with multiple treatment centers in North America and operate independently from the Company’s inpatient treatment center in Bala, Ontario.   While independent, it will also allow clients of the Company the full continuum of care in addiction treatment.  The Company plans to continue to grow and to build a national platform for addiction treatment under its Greenestone brand.

 The Board recently adopted a stock option plan (the “Plan”).  Under the Plan, the Board has granted the entire allotment under the Plan to Mr. Galloway as an incentive for Mr. Galloway’s agreement to become an employee of the Company.    The Plan allows for the purchase of up to 3,600,000 shares of the Company common stock and as long as Mr. Galloway is an employee of the Company, will vest evenly over three years starting in April 2012.  The exercise rights will start one year from the vesting start date and will be exercisable quarterly thereafter. The exercise price is $0.20 per share.

This Form 8-K may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995; The actual results could differ materially from those set forth in the forward looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, reliance on key strategic alliances, availability of raw materials, the regulatory environment, fluctuations in operating results, and other risks.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA NATURAL RESOURCES CORPORATION
(Registrant)

By:	/s/Shawn Leon
Shawn Leon
President

Dated: March 1, 2012